UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2012

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road

Mt. Laurel, New Jersey  08054

(Address of principal executive offices, including zip code)

(856) 917-1744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Director Indemnification Agreements

On September 27, 2012, PHH Corporation (together with its subsidiaries, “PHH,” the “Company,” “we,” “our” or “us”) entered into separate Indemnification Agreements (the “Indemnification Agreements”) with each of Jon A. Boscia and Jane D. Carlin, each of whom is a director of the Company. The Company has previously entered into Indemnification Agreements with each other member of the Board of Directors (the “Board”) of the Company.  Pursuant to such Indemnification Agreements, the Company has agreed to indemnify and advance expenses and costs incurred by each director in connection with any claims, suits or proceedings arising as a result of his or her service as a director, to the maximum extent permitted by law, including third-party claims and proceedings brought by or in right of the Company. The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements, a form of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference in its entirety.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2012 Performance Restricted Stock Unit Awards

On September 27, 2012, the Human Capital and Compensation Committee (the “Committee”) of the Board of the Company awarded performance-based restricted stock units (“Performance RSUs”) under the Company’s Amended and Restated 2005 Equity and Incentive Plan (as amended, the “2005 EIP”) to certain key officers and employees of the Company, including Messrs. Glen A. Messina, David E. Tucker, George J. Kilroy and Robert B. Crowl who were granted Performance RSUs with target share amounts of 73,891, 22,068, 17,718, and 12,807, respectively.

Upon settlement of the Performance RSUs, award recipients will be entitled to receive shares of the Company’s common stock based upon the extent to which the Company’s average closing share price (the “Average Closing Price”) for the 90-calendar-day period ending September 26, 2015 attains or exceeds a threshold level. The minimum Average Closing Price required for a recipient to earn shares pursuant to the Performance RSUs is $25, in which case, a recipient will generally be entitled to receive 33% of the target number of shares represented by the Performance RSUs awarded to such recipient.  Achievement of an Average Closing Price of $30 or more will generally entitle the recipient to receive 100% of the target number of shares represented by the Performance RSUs awarded to such recipient.  There is no interpolation for determining the number of shares between levels of achievement.

The Committee has the negative discretion to reduce the actual number of shares issued under the Performance RSUs based on the Committee’s subjective determination (or the Committee’s determination based upon a recommendation of the Company’s management) of the extent to which the recipient has achieved such individual goals for the period of September 27, 2012 through September 26, 2015 (the “Target Measurement Period”), if any, as the Committee may establish or based on any other factors the Committee deems necessary or appropriate in its sole and absolute discretion. The Performance RSUs are expected to be settled, and shares earned pursuant thereto are expected to be issued, on or after September 26, 2015, and on or before December 31, 2015.

If a recipient’s employment is terminated for any reason during the Target Measurement Period, other than (i) pursuant to termination by the Company without “cause” (as defined in the award) or (ii) due to the recipient’s death, disability or retirement on or after age 65, then such recipient will not receive any shares under the Performance RSUs.  If the recipient’s employment is terminated on or before September 26, 2015, by the Company without cause or due to the recipient’s death, disability or retirement on or after age 65, then the recipient will become vested in a portion of the shares that such recipient would have been otherwise eligible to receive had such person remained employed, based upon the date the termination occurs, and such awards will settle at the same time as awards for recipients who are currently employed.

If a “change in control” of the Company (as defined in the 2005 EIP) occurs during the Target Measurement Period, the recipient will be entitled to receive a number of shares of the Company’s common stock based on a percentage determined by reference to the date of occurrence of the change in control and the Company’s average closing share price for the 90-calendar-day period ending on the effective date of the change in control.

Performance RSUs will be forfeited by the recipient if the recipient does not sign a non-competition, non-solicitation, and other restrictive covenant agreement substantially in the form filed herewith as Exhibit 10.2 (the “Restrictive Covenant Agreement”) by October 26, 2012.  The Restrictive Covenant Agreement generally includes (i) a covenant not to compete with the Company during the recipient’s employment and for 12 months (24 months for Messrs. Messina, Tucker and Kilroy) after termination of employment (the “Non-Compete Period”), (ii) covenants not to solicit the Company’s customers, clients, or employees during the recipient’s employment and for the Non-Compete Period, and (iii) a covenant protecting the Company’s confidential information.  The Restrictive Covenant Agreement may be limited to either the mortgage business or fleet business for recipients that are employees of the Company’s mortgage subsidiary or fleet subsidiary, respectively.

The Performance RSUs are subject to a clawback policy, pursuant to which the Performance RSUs are to be forfeited and the recipient is obligated to return to the Company any shares previously issued pursuant to the award or a cash payment equal to the value of the shares at the time such shares were sold or transferred, if the Committee determines in good faith that the recipient has, among other things, violated the terms of any non-competition, non-solicitation, non-disclosure or other restrictive covenant agreement with the Company, or if within three years of exercise of an option, the recipient experiences termination for cause, engaged in conduct that causes material financial or reputational harm to the Company, provided materially inaccurate information related to publicly reported financial statements of the Company or engaged in certain other behavior detrimental to the Company.

The foregoing description of the Restrictive Covenant Agreement and the Performance RSUs does not purport to be complete and is qualified in its entirety by reference to the full text of the form of agreements filed herewith as Exhibits 10.2 and 10.3, respectively, which are incorporated herein by reference in their entirety.

2012 Non-Qualified Stock Option Awards

On September 27, 2012, the Committee also awarded non-qualified stock options (the “Options”) under the 2005 EIP to the same individuals that were awarded Performance RSUs, including Messrs. Glen A. Messina, David E. Tucker, George J. Kilroy and Robert B. Crowl who were awarded 145,772, 43,537, 34,955 and 25,267 Options, respectively.

Each Option entitles the holder thereof to purchase a share of the Company’s common stock upon vesting at a price equal to $20.30, which is the closing trading price of the Company’s common stock on the New York Stock Exchange on the grant date of the Options.  The Options become fully vested and exercisable on September 27, 2015, provided that the recipient remains continuously employed with us through such date, unless the termination of employment is by the Company without “cause” (as defined in the award) or due to the recipient’s retirement on or after age 65, death, or disability.  If the recipient’s employment is terminated without cause, the recipient will become vested in a portion of the shares under the Option based upon the date the termination occurs.  If the recipient retires from the Company on or after reaching age 65, the Option vests as to a fraction of the shares based on the number of days during the vesting period that the recipient was employed with the Company over the total number of days in the vesting period.  If termination should result from the death or disability (as defined in the Company’s long-term disability plan) of the recipient, then the Options shall become fully vested and exercisable on the date of such event.

If a “change in control” of the Company (as defined in the 2005 EIP) occurs before the Options are fully vested, but while the recipient is still employed by the Company, a pro rata portion of the unvested Options will become vested based upon the number of shares subject to the unvested Option multiplied by a fraction, the numerator of which is the number of calendar days from and including the grant date through and including the date of the change of control, over the total number of days in the period of the grant date through and including September 27, 2015, unless the surviving company following the change in control either (A) continues the Options in effect or (B) replaces the Options with options to receive surviving company stock in a manner that complies with Internal Revenue Code Section 409A and the regulations thereunder and, in either case, does not extend the maximum period for vesting.

The Options are subject to a clawback policy, pursuant to which the Options are to be forfeited and the recipient is obligated to return to the Company any shares previously issued pursuant to the exercise of the Options or a cash payment equal to the value of the shares at the time such shares were sold or transferred if the Committee determines in good faith that the recipient has, among other things, violated the terms of any non-competition, non-solicitation, non-disclosure or other restrictive covenant agreement with the Company, or if within three years of exercise of an Option, the recipient experiences termination for cause, engaged in conduct that causes material financial or reputational harm to the Company, provided materially inaccurate information related to publicly reported financial statements of the Company or engaged in certain other behavior detrimental to the Company.

The Options will be forfeited by the recipient if the recipient does not sign a Restrictive Covenant Agreement substantially in the form filed herewith as Exhibit 10.2 by October 26, 2012.

The foregoing description of the Options does not purport to be complete and is qualified in its entirety by reference to the full text of the form of agreement filed herewith as Exhibit 10.4, which is incorporated herein by reference in its entirety.

Adoption of PHH Corporation Tier 1 Severance Plan

On September 27, 2012, the Committee adopted the PHH Corporation Tier I Severance Pay Plan (the “Severance Plan”).  The Severance Plan will provide certain benefits to eligible employees in the event of termination as a result of a reduction in the Company’s workforce, an elimination of the employee’s job, involuntary termination by the Company without “cause” (as defined in the Severance Plan), or such other circumstances as the Company, as plan administrator, may deem appropriate.

Regular full-time employees on U.S. payroll who sign a Restrictive Covenant Agreement providing for restrictions that extend from one to two years following termination of employment are eligible for benefits under the Severance Plan. The Severance Plan provides for payment of monthly base salary and a monthly taxable amount equal to the cost of the employee’s continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for the same number of months as the post-employment restrictions under the Restrictive Covenant Agreement.  The Severance Plan also provides for reimbursement of outplacement services in limited amounts for up to two years following termination of employment.

The payment of benefits is conditioned upon the execution of a release and waiver agreement by the deadline designated by the Company, which is not subsequently revoked. If the release and waiver is properly executed, received by the Company and not subsequently revoked, payments will be made over the period of the post-employment restrictions under the Restrictive Covenant Agreement.  However, if the employee is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, the employee will be paid a lump sum severance payment within 15 days after the end of the six month period following the employee’s separation from service equal to the first six months of severance payments and COBRA premiums to the extent necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

Benefits shall not be provided under the Severance Plan if the employee terminates for any reason other than those listed above.  In addition, if an employee signs an employment agreement providing for severance benefits, he or she will be ineligible to receive benefit sunder the Severance Plan.

The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Plan, which is filed herewith as Exhibit 10.5 and is incorporated herein by reference in its entirety.

Increase in the Size of the Board; Appointment of Jane D. Carlin as a Class II Director

On September 27, 2012, the Board, in accordance with Section 2.02 of the Company’s By-laws and upon the recommendation of the Corporate Governance Committee of the Board, increased the size of the Board from nine to ten directors, with the newly created directorship being in Class II of the Board, and then appointed Ms. Jane D. Carlin as a Class II director to fill the newly created vacancy.  Ms. Carlin was also appointed to the Board’s Finance and Risk Management Committee.

Ms. Carlin will be entitled to receive compensation as described in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on April 27, 2012 (the “2012 Proxy Statement”), for her services as a non-employee director of the Company and as a member of the Finance and Risk Management Committee of the Board.

Ms. Carlin served as Managing Director for Morgan Stanley Group from 2006 to 2012. During this time, she served as Global Head for the Financial Holding Company Governance and Assurance Department and the Operational Risk Management Department. From 2003 to 2006, Ms. Carlin served as Managing Director and Global Head of the Bank Operational Risk Oversight Department for Credit Suisse Group. Prior to that, she served as Managing Director and Deputy General Counsel of Banking, Credit and Regulatory Relationships at Morgan Stanley Group. Ms. Carlin holds a J.D. from the Benjamin N. Cardozo School of Law and a B.A in Political Science from State University of New York at Stony Brook.

Appointment of Jon A. Boscia as a Class III Director

On September 27, 2012, the Board, in accordance with Section 2.02 of the Company’s By-laws and upon the recommendation of the Corporate Governance Committee of the Board, appointed Mr. Jon A. Boscia as a Class III director to fill the vacancy on the Board created by the retirement of James W. Brinkley.  Mr. Boscia was also appointed to the Board’s Audit Committee.

Mr. Boscia will be entitled to receive compensation as described in the 2012 Proxy Statement for his services as a non-employee director of the Company and as a member of the Audit Committee of the Board.

Mr. Boscia is founder of Boardroom Advisors, LLC, a board governance consultancy firm, and currently serves as President. He served as President of Sun Life Financial Inc. from 2008 to 2011. In 2007, Mr. Boscia retired as Chairman and Chief Executive Officer of Lincoln National Corporation, a diversified financial services organization, where he served in various capacities since 1983. Mr. Boscia currently serves on the Board of Directors of The Southern Company. He holds a bachelor’s degree from Point Park University and an MBA from Duquesne University.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 5.02 of this Current Report on Form 8-K under the heading “Increase in the Size of the Board; Appointment of Jane D. Carlin as a Class II Director” is incorporated into this Item 5.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description	Incorporation by Reference
10.1	Form of Indemnification Agreemeent	Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on August 20, 2010.

10.2	Form of Restrictive Covenant Agreement	Filed herewith.
10.3	Form of 2012 Performance Restricted Stock Unit Award Notice and Agreement	Filed herewith.
10.4	Form of 2012 Non-Qualified Stock Option Award Notice and Agreement	Filed herewith.
10.5	PHH Corporation Tier I Severance Pay Plan	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ William F. Brown
	Name:	William F. Brown
	Title:	Senior Vice President, General Counsel & Secretary

Dated: October 3, 2012